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Exhibit 10.29

AMENDMENT NO. 5 TO
CREDIT AGREEMENT
AND CONSENT TO ACQUISITION

        This AMENDMENT NO. 5 TO CREDIT AGREEMENT AND CONSENT TO ACQUISITION (this "Amendment") is dated as of August 15, 2001 and entered into by and among OUTSOURCING SERVICES GROUP, INC., a Delaware corporation ("OSG"), as Guarantor, its wholly-owned Subsidiaries, AEROSOL SERVICES COMPANY, INC., a California corporation, PIEDMONT LABORATORIES, INC., a Georgia corporation, KOLMAR LABORATORIES, INC., a Delaware corporation, ACUPAC PACKAGING, INC., a New Jersey corporation, and PRECISION PACKAGING AND SERVICES,  INC., an Ohio corporation (the "Borrowers"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), BT COMMERCIAL CORPORATION, as agent (in such capacity, the "Agent") for the Lenders and the Issuing Bank (as defined in the Credit Agreement referred to below) and HELLER FINANCIAL, INC., acting as co-agent (in such capacity, the "Co-Agent").

Recitals

        Whereas, the Borrowers, OSG, the Lenders, the Co-Agent and the Agent have entered into that certain Credit Agreement dated as of January 8, 1998 (as amended by Amendment and Waiver No. 1 dated as of April 29, 1998, Amendment No. 2 dated as of February    , 1999, Amendment No. 3 to Credit Agreement dated as of February 29, 2000 and Amendment No. 4 to Credit Agreement dated as of January 11, 2001 and as supplemented by the addition of additional Borrowers, the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

        Whereas, the Borrowers have requested that the Lenders agree, subject to the conditions and on the terms set forth in this Amendment, to amend certain provisions of the Credit Agreement and to consent to the Acquisition by OSG of the stock of Dermal Sciences, Inc. ("Dermal") for a cash purchase price of $3,500,000 (subject to working capital adjustment) and an earnout of up to $750,000 ("Earnout"), and to the payment of $750,000 to the seller for an agreement not to compete;

        Whereas, the Lenders are willing to agree to amend the Credit Agreement and to consent to the acquisition of Dermal, subject to the conditions and on the terms set forth herein;

        Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrowers, OSG, the Lenders, the Co-Agent and the Agent agree as follows:

        1.    AMENDMENTS TO CREDIT AGREEMENT.    Subject to the conditions and on the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrowers and OSG set forth in this Amendment, the Credit Agreement is hereby amended as follows:

          1.1    Amendment to Minimum EBITDA Covenant.    Section 8.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

            "8.1    Minimum EBITDA.    OSG and its Subsidiaries shall maintain as of the end of each Test Period ending on the last day of each fiscal quarter set forth below consolidated EBITDA of not less than the amount set forth below:

FISCAL QUARTER	EBITDA
12/31/00	$33,000,000
3/31/01	31,300,000
6/30/01	28,400,000
9/30/01	28,700,000
12/31/01	29,800,000
3/31/02	30,200,000
6/30/02	31,700,000
9/30/02	31,700,000
12/31/02	30,300,000

          1.2    Amendment to Funded Debt Coverage Covenant.    Section 8.3 of the Credit Agreement is deleted in its entirety and replaced with the following:

            "8.3    Funded Debt Coverage.    OSG and its Subsidiaries shall maintain a Funded Debt Ratio for any Test Period ending on the last day of any fiscal quarter set forth below of not greater than the ratio set forth below:

FISCAL QUARTER	RATIO
12/31/2000	5.00 : 1.00
03/31/2001	5.00 : 1.00
06/30/2001	5.00 : 1.00
09/30/2001	5.60 : 1.00
12/31/2001	5.30 : 1.00
03/31/2002	5.30 : 1.00
06/30/2002 and thereafter	4.80 : 1.00

          1.3    Amendment to Capital Expenditures Covenant.    The first sentence of Section 8.6 of the Credit Agreement is deleted in its entirety and replaced with the following:

  "The Borrowers and their Subsidiaries shall not make payments for Capital Expenditures in any Fiscal Year set forth below in excess of the amount set forth below:

1998	$4,500,000
1999	5,000,000
2000	8,500,000
2001	9,750,000
2002	10,500,000;

  provided, that the maximum amount for each Fiscal Year shall be increased by an amount equal to fifty percent (50%) of the amount by which the actual Capital Expenditures for the immediately preceding Fiscal Year are less than the maximum permitted amount for such Fiscal Year, without giving effect to any amounts carried forward to that Fiscal Year."

        2.    CONSENT TO ACQUISITION.    Notwithstanding the conditions and requirements of Section 8.7 (Additional Indebtedness) of the Credit Agreement and subsections (e) and (f) of Section 8.20 of the Credit Agreement, by its execution of this Amendment, each Lender consents and agrees to (i) the Acquisition by OSG of all of the stock of Dermal Sciences, Inc.("Dermal") on the terms set forth herein, (ii) that such Acquisition shall be a Permitted Acquisition under the Credit Agreement, and (iii) to the incurrence and payment of the Earnout; provided, that Dermal shall become a Borrower in accordance with the Credit Agreement and that, prior to the inclusion of the assets of Dermal in the Borrowing Base, OSG shall deliver to the Agent appraisals meeting the standards described in section 7.2(c) of the Credit Agreement of the Equipment owned by Dermal to be included in the Borrowing Base, if any, and the Agent shall have completed its review of the Accounts and Inventory of Dermal.

        3.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND OSG.    In order to induce the Lenders, the Co-Agent and the Agent to enter into this Amendment, the Borrowers and OSG represent and warrant to each Lender, the Co-Agent and the Agent that the following statements are true, correct and complete:

          3.1    Power and Authority.    Each of the Credit Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment and the Credit Agreement as amended hereby.

          3.2    Corporate Action.    The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Credit Party under or in respect of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Credit Parties.

          3.3    No Conflict or Violation or Required Consent or Approval.    The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Credit Party under or in respect of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the articles or certificate of incorporation or bylaws or other governing documents of any Credit Party, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Credit Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

          3.4    Execution, Delivery and Enforceability.    This Amendment and the Consent and the Credit Agreement as amended hereby and each other Credit Document have been duly executed and delivered by each Credit Party thereto and are the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally.

          3.5    No Default or Event of Default.    No event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

          3.6    No Material Adverse Effect.    No event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

          3.7    Senior Debt.    All Obligations of the Borrowers, whether now outstanding or hereafter created or incurred, constitute "Guarantor Senior Debt" under the terms of the Subordinated Debt Documents, and all Obligations of OSG, whether now outstanding or hereafter created or incurred, constitute "Senior Debt" under the terms of the Subordinated Debt Documents.

          3.8    Representations and Warranties.    Each of the representations and warranties contained in the Credit Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

        4.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.    This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Borrowers, OSG and Majority Lenders and only if and when each of the following conditions is satisfied:

          4.1    Consent of Guarantors.    Each of the Guarantors shall have executed and delivered to the Agent the Consent.

          4.2    No Default or Event of Default; Accuracy of Representations and Warranties.    No Default or Event of Default shall exist and each of the representations and warranties made by the Credit Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

          4.3    Supporting Documents.    The Borrowers shall have delivered to the Agent copies of resolutions of each of the Credit Parties approving and authorizing this Amendment and the Consent together with an incumbency certificate for the persons executing this Amendment and the Consent.

          4.4    Amendment Fee.    The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders, an amendment fee of $175,000, which shall be fully earned and non-refundable.

          4.5    Expense Reimbursements.    The Borrowers shall have paid all expense reimbursements due to the Agent pursuant to Section 11.10 of the Credit Agreement.

        5.    EFFECT OF THIS AMENDMENT.    From and after the date on which this Amendment becomes effective, all references in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Credit Documents, including the Liens granted thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

        6.    APPLICABLE LAW.    THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

        7.    COMPLETE AGREEMENT.    This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Credit Document or any waiver thereof.

        8.    CATCHLINES & COUNTERPARTS.    The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.

OUTSOURCING SERVICES GROUP, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
AEROSOL SERVICES COMPANY, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
PIEDMONT LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
KOLMAR LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
ACUPAC PACKAGING, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
PRECISION PACKAGING AND SERVICES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary

BT COMMERCIAL CORPORATION, as Agent
By:	/s/ SAM A. CARDONE Name: Sam A. Cardone Title: Director
BANKERS TRUST COMPANY, as a Lender
By:	/s/ SAM A. CARDONE Name: Sam A. Cardone Title: Director
HELLER FINANCIAL, INC., as Co-Agent and as a Lender
By:	/s/ TARA UROBEL Name: Tara Urobel Title: Vice President
NATIONAL BANK OF CANADA, as a Lender
By:	/s/ GREGORY J. HALL Name: Gregory J. Hall Title: Vice President
By:	/s/ MARK TITO Name: Mark Tito Title: Vice President
CALIFORNIA BANK & TRUST, as a Lender
By:	/s/ PAUL W. JOHNSON JR. Name: Paul W. Johnson Jr. Title: Vice President
FLEET CAPITAL CORPORATION, as a Lender
By:	/s/ MARK D. NEWLUN Name: Mark D. Newlun Title: Senior Vice President

CONSENT OF GUARANTORS

        Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 15th day of August, 2001.

OUTSOURCING SERVICES GROUP, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
AEROSOL SERVICES COMPANY, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
PIEDMONT LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
KOLMAR LABORATORIES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
ACUPAC PACKAGING, INC.
By:	/s/ PERRY MORGAN Name Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary

PRECISION PACKAGING AND SERVICES, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
KOLMAR CANADA, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary
OSG IVERS-LEE, INC.
By:	/s/ PERRY MORGAN Name: Perry Morgan Title: Vice President, Chief Financial Officer and Corporate Secretary

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  Exhibit 10.29
AMENDMENT NO. 5 TO CREDIT AGREEMENT AND CONSENT TO ACQUISITION
CONSENT OF GUARANTORS